UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Raymond James Financial, Inc.
[Missing Graphic Reference]
(Name of Registrant as Specified In Its Charter)

[Missing Graphic Reference]
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

__________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

__________________________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

__________________________________________________________________________________________________________

(5)	Total fee paid:

__________________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

__________________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

__________________________________________________________________________________________________________

(3)	Filing Party:

__________________________________________________________________________________________________________

(4)	Date Filed:

__________________________________________________________________________________________________________
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[The following is the script for contacting institutional shareholders regarding ISS recommendation on Raymond James Financial proxy proposal number 3.]

Hello, I am ________ of Raymond James Financial.  I am calling to ask you to not follow the recommendation of Institutional Shareholder Services to vote no on the approval of amendments to the Raymond James Financial 2005 Restricted Stock plan.  Those amendments would permit non-employee directors to participate in the plan.  ISS is recommending a no vote because its estimated shareholder value transfer from the Company’s plans of 13 % exceeds the 12% cap formulated by ISS. I want to point out that in calendar year 2010 84% of the stock options and 31% of the restricted stock/restricted stock units granted were to financial advisors/branch managers (none of whom were members of senior management) as recruiting inducements or retention awards. Those figures were lower in calendar year 2009 (16% and 25%, respectively), the year in which management personnel received biannual option grants.  However, in both years a significant portion of equity awards were to financial advisors/branch managers as recruiting and retention awards.  Often, the Company uses restricted stock and restricted stock units in lieu of loans to financial advisors because in cases where a financial advisor leaves Raymond James, it is much easier to recapture unvested restricted equity awards by forfeiture than it is to recover unpaid loans from the former advisor.  Since financial advisors are at the heart of our business, it is highly desirable for us to employ restricted equity as inducement and retention tools as they help align the interests of financial advisors with shareholders and minimize losses from the departure of financial advisors.  Please take this into account in your voting. If you have already voted and your institution is on Broadridge’s Proxy Edge system, you can easily change your vote on that system.